As filed with the Securities and Exchange Commission on October 23, 2006

No. 333-137122

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUSKER AG, LLC

(Exact name of registrant as specified in its charter)

Nebraska	47-0836953
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

54048 Highway 20

Plainview, Nebraska 68769

(402) 582-4446

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MIKE KINNEY

Chairman of the Board

Husker Ag, LLC

54048 Highway 20

Plainview, NE 68769

(402) 582-4446

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis J. Fogland, Esq.

Douglas D. Murray, Esq.

Baird Holm LLP

1500 Woodmen Tower

Omaha, Nebraska 68102-2068

(402) 636-8264

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Subscription Rights	15,318	$0.00		$0.00		$0.00	(1)
Limited Liability Company Membership Units	15,318	$1,000	(2)	$15,318,000	(3)	$1,639.03	(4)

(1)	The subscription rights are being offered without consideration. Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is required because the rights are being registered in the same registration statement as the membership units underlying the rights.
(2)	Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on the exercise price of the rights. Upon exercise of each individual subscription right, one membership unit will be acquired.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the exercise price of the rights.
(4)	The registration fee was paid with the initial filing on September 5, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registrant’s Registration Statement on Form S-3 (Commission File No. 333-137122) is being filed solely for the purpose of filing an updated Exhibit 8 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Amendment No. 2 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of Nebraska on this 23rd day of October, 2006.

HUSKER AG, LLC

By:	/s/ Mike Kinney
Mike Kinney, Chairman of the Board and President (Principal Executive Officer)

By:	/s/ Robert E. Brummels*
Robert E. Brummels, Treasurer and Director (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mike Kinney Mike Kinney	Chairman, President and Director	October 23, 2006

/s/ Kent Friedrich* Kent Friedrich	Vice Chairman, Vice President, and Director	October 23, 2006

/s/ Robert E. Brummels* Robert E. Brummels	Treasurer and Director	October 23, 2006

/s/ Seth Harder Seth Harder	General Manager	October 23, 2006

/s/ Kristine Wacker Kristine Wacker	Controller (Principal Accounting Officer)	October 23, 2006

/s/ Leonard Wostrel* Leonard Wostrel	Secretary and Director	October 23, 2006

/s/ Fredrick J. Knievel* Fredrick J. Knievel	Director	October 23, 2006

/s/ Ronald Fick* Ronald Fick	Director	October 23, 2006

/s/ James Hall* James Hall	Director	October 23, 2006

/s/ J. Alex Thramer* J. Alex Thramer	Director	October 23, 2006

/s/ David Stearns* David Stearns	Director	October 23, 2006

/s/ Gerald Winter* Gerald Winter	Director	October 23, 2006

/s/ Walter L. Kittrell* Walter L. Kittrell	Director	October 23, 2006

/s/ Stanley Gyberg* Stanley Gyberg	Director	October 23, 2006

/s/ Gary Kuester* Gary Kuester	Director	October 23, 2006

*By Mike Kinney pursuant to Power of Attorney

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4	Form of Subscription Instructions and Subscription Application and Agreement	Previously filed as Appendix A on October 11, 2006
5	Opinion of Baird Holm LLP	Previously filed on October 11, 2006
8	Tax Opinion Letter of Baird Holm LLP	Filed herewith
23.1	Consent of Eide Bailly LLP	Previously filed on October 11, 2006
23.2	Consent of BKD, LLP	Previously filed on October 11, 2006
23.3	Consent of Baird Holm LLP	(see Exhibit 5)
23.4	Consent of Baird Holm LLP	(see Exhibit 8)
24.1	Power of Attorney executed by Kent Friedrich	Previously filed on September 5, 2006
24.2	Power of Attorney executed by Robert E. Brummels	Previously filed on September 5, 2006
24.3	Power of Attorney executed by Leonard Wostrel	Previously filed on September 5, 2006
24.4	Power of Attorney executed by Ronald Fick	Previously filed on September 5, 2006
24.5	Power of Attorney executed by Stanley Gyberg	Previously filed on September 5, 2006
24.6	Power of Attorney executed by James Hall	Previously filed on September 5, 2006
24.7	Power of Attorney executed by Walter L. Kittrell	Previously filed on September 5, 2006
24.8	Power of Attorney executed by Frederick J. Knievel	Previously filed on September 5, 2006
24.9	Power of Attorney executed by Gary Kuester	Previously filed on September 5, 2006
24.10	Power of Attorney executed by David Stearns	Previously filed on September 5, 2006
24.11	Power of Attorney executed by J. Alex Thramer	Previously filed on September 5, 2006
24.12	Power of Attorney executed by Gerald Winter	Previously filed on September 5, 2006